Exhibit 99.2

FOR IMMEDIATE RELEASE

Media:	Ellen Barry (614) 553-3858 ellen.barry@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

Cardinal Health updates fiscal 2017 guidance;

Provides early outlook for future fiscal years

DUBLIN, Ohio, April 18, 2017 — Cardinal Health (NYSE:CAH) today is updating its Non-GAAP1 fiscal 2017 earnings per share (EPS) guidance and providing a preliminary view on fiscal 2018 and 2019. This is in conjunction with this morning’s announcement of the planned acquisition of Medtronic’s Patient Care, Deep Vein Thrombosis and Nutritional Insufficiency businesses.

Cardinal Health now believes that fiscal 2017 Non-GAAP EPS from continuing operations will be at the bottom of its previous guidance range of $5.35 to $5.50, with the EPS update attributable to expected fourth-quarter results. This takes into consideration generic deflation, which the company now expects to be in the low-double digits for the full fiscal year.

Using the updated fiscal 2017 guidance as a base, Cardinal Health’s preliminary fiscal 2018 view is for Non-GAAP EPS to be flat to down mid-single digits.

The company’s early fiscal 2018 outlook reflects the following:

•	A significant increase in the Medical segment’s profit, including the contributions from the acquisition announced today. This acquisition is expected to contribute at least $0.21 Non-GAAP EPS accretion in fiscal 2018, assuming a first-quarter fiscal 2018 close,

•	Several company-specific discrete items that, in the aggregate, will have a negative impact on EPS of at least $0.50, approximately half of which is reflected in the Pharmaceutical segment decline mentioned below, and

•	While the company expects generic deflation to moderate to mid-single digits in fiscal 2018, this deflation is still a headwind for the Pharmaceutical segment for the year. This, combined with the discrete items mentioned above, could result in an estimated Pharmaceutical segment profit decline in the high-single digits versus fiscal 2017.

In addition, fiscal 2019 Non-GAAP EPS is expected to grow at least high-single digits versus fiscal 2018.

The company expects to provide an update to its fiscal 2018 preliminary outlook at its fourth-quarter earnings call later this year.

Conference Call

Please also reference today’s release entitled “Cardinal Health to Acquire Leading Patient Product Portfolio from Medtronic for $6.1 Billion.”

Cardinal Health will host a webcast and a conference call today at 8:30 a.m. Eastern to discuss both of today’s announcements. To access the call and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. The call also can be accessed by dialing 913-312-1502, passcode #2495375. There is no pre-registration for the call; however, participants are advised to dial into the call at least 10 minutes prior to the start time.

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Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will be available until Tuesday, April 25 at 12 p.m. Eastern at 719-457-0820, passcode #2495375.

Non-GAAP Financial Measures (including footnote)

Footnote (1) Non-GAAP diluted earnings per share from continuing operations: (A) earnings from continuing operations, excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt, each net of tax, (B) divided by diluted weighted average shares outstanding. Cardinal Health presents Non-GAAP diluted earnings per share from continuing operations on a forward-looking basis. The most directly comparable forward-looking GAAP measure is diluted earnings per share from continuing operations. Cardinal Health is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, because Cardinal Health cannot reliably forecast LIFO charges/(credits), restructuring and employee severance, amortization and acquisition-related costs (which Cardinal Health expects to increase significantly as a result of the acquisition of Medtronic’s Patient Care, Deep Vein Thrombosis and Nutritional Insufficiency businesses), impairments and (gain)/loss on disposal of assets and litigation (recoveries)/charges, net, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact Cardinal Health’s future financial results. These items could cause EPS and the accretion to EPS to differ materially from the company’s Non-GAAP expectations.

About Cardinal Health

Cardinal Health Inc. is a global, integrated healthcare services and products company, providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices worldwide. The company provides clinically-proven medical products and pharmaceuticals and cost-effective solutions that enhance supply chain efficiency. Cardinal Health connects patients, providers, payers, pharmacists and manufacturers for integrated care coordination and better patient management. Backed by nearly 100 years of experience, with more than 40,000 employees in nearly 60 countries, Cardinal Health ranks among the top 25 on the Fortune 500. For more information, visit cardinalhealth.com, follow @CardinalHealth on Twitter and connect on LinkedIn at linkedin.com/company/cardinal-health.

Cautions Concerning Forward-Looking Statements

This release contains forward-looking statements addressing Cardinal Health’s plans to acquire Medtronic’s Patient Care, Deep Vein Thrombosis and Nutritional Insufficiency businesses and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results, trends or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully complete the acquisition of the Patient Care, Deep Vein

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Thrombosis and Nutritional Insufficiency businesses on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the conditions of the credit markets and the company’s ability to issue debt to fund the acquisition on acceptable terms; if the acquisition of the Patient Care, Deep Vein Thrombosis and Nutritional Insufficiency businesses is completed, the ability to retain the acquired businesses’ customers and employees, the ability to successfully integrate the acquired business into Cardinal Health’s operations, and the ability to achieve the expected synergies as well as accretion in earnings; competitive pressures in Cardinal Health’s various lines of business; the amount or rate of generic and branded pharmaceutical price appreciation or deflation and the timing of and benefit from generic pharmaceutical introductions; the ability to maintain the benefits from the generic sourcing venture with CVS Health; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform including proposals to modify or repeal the Affordable Care Act; uncertainties with respect to U.S. tax or trade laws, including proposals relating to a “border adjustment tax” or new import tariffs; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management’s views as of April 18, 2017. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.